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                                Exhibit 10.20.29




            SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
                             AND TERM LOAN AGREEMENT
               dated January 22, 1997, between the Registrant and
                                    NBD Bank



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                               SECOND AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT
                             AND TERM LOAN AGREEMENT


         THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND TERM LOAN AGREEMENT dated as of _________, 1997 (this "Amendment") between HURCO COMPANIES, INC., an Indiana corporation (the "Company") and NBD BANK, a Michigan banking corporation (the "Bank").

                                                      RECITALS

         A. The parties hereto have entered into an Amended and Restated Credit Agreement and Amendment to Term Loan Agreement dated as of January 26, 1996 , as amended by the First Amendment to Restated Credit Agreement and Term Loan Agreement dated as of July 1, 1996 (collectively, the "Credit Agreement"), which is in full force and effect.


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         B. The Company  desires to amend the Credit  Agreement as herein provided, and the Bank is willing to so amend the Credit Agreement on the terms and conditions set forth herein.

                                    AGREEMENT

         Based upon these recitals, the parties agree as follows:

         1. Amendment. Upon the Company satisfying the condition set forth in paragraph 4 (the date that this occurs being called the "effective date"), the Credit Agreement shall be amended as follows:

                  (a)  The  following   definitions  of  the  terms  "Eurodollar
Business Day", "Eurodollar Interest Period", "Eurodollar Rate", "Eurodollar Rate Loan", and "Floating Rate Loan" are added to Section 1.1 in alphabetical order:


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         "Eurodollar  Business Day" means,  with respect to any Eurodollar  Rate
         Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Eurodollar Interest Period" means, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the day which is one, two or three months thereafter, as the Company may elect under
         Section 3.1(a) or 3.5, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the day which is one, two or three months thereafter, as the Company may elect under Section 3.1(a) or 3.5, provided, however, that
         (a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period which would end after the Termination Date shall be permitted.

         "Eurodollar Rate" means, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

          (a)  two percent (2%) per annum, plus

          (b) the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such Eurodollar Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Rate Loan are offered to NBD by other prime banks in the London interbank market at approximately 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal
               Reserve System (or any successor  agency  thereto) for
               determining  the maximum reserve requirement   with  respect  to
               eurocurrency   funding   (currently   referred  to  as
               "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

         all as conclusively determined by NBD, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

         "Eurodollar Rate Loan" means any New Facility Loan or other loan outstanding under the Outstanding Facilities, or portion thereof, that bears interest at the Eurodollar Rate.

         "Floating Rate Loan" means any New Facility Loan or other loan outstanding under the Outstanding Facilities, or portion thereof, that bears interest at the Floating Rate.

         (b)  The  definitions  of  the  terms  "Automatic   Termination  Date",
"Interest Payment," and "Overdue Rate" in Section 1.1 are amended to read in full as follows:

         "Automatic Termination Date" means May 1, 1998.

         "Interest Payment Date" means (a) with respect to any Eurodollar Rate Loan, the last day of each Eurodollar Interest Period with respect to such Loan and, in the case of any Eurodollar Interest Period exceeding one month, those days that occur during that Eurodollar Interest Period at intervals of one month after the first day of the Eurodollar Interest Period, and (b) in all other cases, the last Business Day of each month, commencing with the first such day after the Effective Date.

         "Overdue Rate" means (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then-current Eurodollar Interest Period for such Eurodollar Rate Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Company hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.


         (c) The second sentence of Section 2.5(a) is amended to read in full as follows:

                  Unless such payment shall have been made on such day, upon each such payment, NBD shall be deemed to have disbursed to the Company, and the Company shall be deemed to have elected to satisfy its reimbursement obligation by, a New Facility Loan made on such day bearing interest at the Floating Rate in an amount equal to the amount so paid under the Letter of Credit.

         (d)      Section 3.1(a)(i) is amended to read in full as follows:

                  (a)(i) The Company shall give NBD notice of its request for each New Facility Advance prior to 12:00 p.m. Noon Detroit time (i) in the case of any Eurodollar Rate Loan, three Eurodollar Business Days prior to the date such Eurodollar Rate Loan is requested to be made,
         (ii) in the case of any Floating Rate Loan, on the date such Floating Rate Loan is requested to be made, and (iii) in the case of any New Facility Letter of Credit Advance, five Business Days prior to the date such advance is requested to be made, which notice shall be substantially in the form of Exhibit B attached hereto. The notice shall specify whether a Eurodollar Rate Loan, Floating Rate Loan, or New Facility Letter of Credit Advance is requested and, in the case of each requested Eurodollar Rate Loan, the Eurodollar Interest Period to be initially applicable to such Eurodollar Rate Loan, and, in the case of each New Facility Letter of Credit Advance, shall include such information as may be necessary for its issuance by NBD and shall be accompanied by a fully completed standby letter of credit application in NBD's customary form. Subject to the terms of this Agreement, the proceeds of each requested New Facility Advance shall be made available to the Company by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by the Company at NBD's principal office.



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         (e)      Section 3.4 is amended to read in full as follows:
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                  3.4  Minimum  Amounts;  Limitation  on Number  of Loans;  Etc.
         Except for New Facility Loans which exhaust the entire remaining amount of the New Facility Commitment, each loan hereunder, each continuation or conversion pursuant to Section 3.5, and each prepayment thereof shall be in a minimum amount of $200,000 and in an integral multiple of $10,000. Each New Facility Letter of Credit Advance shall be in a minimum face value of the Dollar Equivalent of $100,000. The aggregate number of Eurodollar Rate Loans outstanding at any one time may not exceed four.

         (f) The third sentence of Section 4.2(b) is amended to read as follows:

                  The NBD Term Loan Agreement is further modified to provide that, notwithstanding any provisions therein to the contrary, on and after the Effective Date, interest shall accrue on the Term Loan at the Floating Rate or at the Eurodollar Rate, as the Company may request from time to time in accordance with the procedures established under this Agreement, and be payable on each Interest Payment Date (each capitalized term to be used as defined in this Agreement).

         (g)  The last sentence of Section 4.3(a) is amended to read as follows:

                  Prior to such due date, the Company shall pay interest on the reimbursement amount at the Floating Rate or at the Eurodollar Rate, as the Company may request from time to time in accordance with the procedures established under the Credit Agreement, on each Interest Payment Date (each capitalized term to be used as defined in the Credit Agreement)."

         (h)      Sections 3.5 and 3.6 are added as follows:

                  3.5  Subsequent  Elections as to Loans.  The Company may elect
         (a) to continue a Eurodollar Rate Loan, or a portion thereof, as a Eurodollar Rate Loan, or (b) to convert a Eurodollar Rate Loan, or a portion thereof, to a Floating Rate Loan, or (c) to convert a Floating Rate Loan, or a portion thereof, to a Eurodollar Rate Loan, in each case by giving notice thereof to the Bank in substantially the form of
         Exhibit I hereto not later than 12:00 p.m. Noon Detroit time three Eurodollar Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Loan is to be effective and not later than 12:00 p.m. Noon Detroit time one Business Day prior to the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurodollar Rate Loan may only be converted on the last day of the then-current Eurodollar Interest Period with respect to such Loan, and provided, further, if a continuation of a Loan as, or a conversion of a Loan to, a Eurodollar Rate Loan is requested, such notice shall also specify the Eurodollar Interest Period requested to be applicable thereto upon such continuation or conversion. If the Company does not timely deliver such a notice with respect to any outstanding Eurodollar Rate Loan, the Company shall be deemed to have elected to convert such Eurodollar Rate Loan to a Floating Rate Loan on the last day of the then-current Eurodollar Interest Period with respect to such Loan.

                  3.6 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Loan pursuant to Section 3.1(a), or a request for a continuation of a Eurodollar Rate Loan, or a request for a conversion of a Floating Rate Loan to a Eurodollar Rate Loan, pursuant to Section 3.5, (a) in the case of any Eurodollar Rate Loan, deposits in Dollars for periods comparable to the Eurodollar Interest Period elected by the Company are not available to NBD in the London interbank market, or (b) the Eurodollar Rate will not adequately and fairly reflect the cost to NBD of making, funding or maintaining the related Eurodollar Rate Loan, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for, or shall limit or impair the ability of, NBD to make or fund the relevant Loan or to continue such Loan or to convert a Loan to such a Loan, then the Company shall not be entitled, so long as such circumstances continue, to request a Loan of the affected type pursuant to Section 3.1(a) or a continuation of or conversion to a Loan of the affected type pursuant to Section 3.5. In the event that such circumstances no longer exist, NBD shall again consider requests for Loans of the affected type pursuant to Section 3.1(a), and requests for continuations of and conversions to Loans of the affected type pursuant to Section 3.5.

         (i)      Section 5.2 is amended to read in full as follows:

                  5.2 Permitted Principal Payments. The Company may at any time and from time to time prepay all or a portion of the New Facility Loans in accordance with Section 3.1(b), without premium or penalty, provided that (i) the Company shall have notified NBD not later than 12:00 p.m. Noon Detroit time on the Business Day a prepayment is to be made, (ii) the Company may not prepay any portion of any New Facility Loan as to which an election for a continuation of or a conversion to a Eurodollar Rate Loan is pending pursuant to Section 3.5, and (iii) unless earlier payment is required under this Agreement, any Eurodollar Rate Loan may only be prepaid on the last day of the then-current Eurodollar Interest Period with respect to such Eurodollar Rate Loan.

         (j) Clauses (a) and (b) of Section 5.6 are amended to read in full as follows:

                  (a) New Facility. The Company shall pay interest to NBD on the unpaid principal amount of the New Facility, from the date hereof until the New Facility is paid in full, on each Interest Payment Date and on the Termination Date, and thereafter on demand, at the Eurodollar Rate, if the loan is a Eurodollar Rate Loan, and at the Floating Rate, if the loan is a Floating Rate Loan.

                  (b) NBD Term Note. The Company shall pay interest to NBD on the unpaid principal amount of the Amended Term Note, from the date hereof until the Amended Term
                           Note is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration, or otherwise), and thereafter on demand, at the Eurodollar Rate, if the loan is a Eurodollar Rate Loan, and at the Floating Rate, if the loan is a Floating Rate Loan.

         (k)      Sections 5.11 and 5.12 are added, to read as follows:

                  5.11 Illegality and Impossibility. In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to NBD, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by NBD with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for NBD to maintain any Eurodollar Rate Loan under this Agreement, the Company shall, upon receiving notice thereof from NBD, repay in full, either directly or through converting the relevant Eurodollar Rate Loan to a Floating Rate Loan, the then-outstanding principal amount of each Eurodollar Rate Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to the Bank under Section 5.12, (a) on the last day of the then-current Eurodollar Interest Period applicable to such loan if NBD may lawfully continue to maintain such loan to that day, or (b) immediately if NBD may not continue to maintain such loan to that day.

                  5.12 Indemnification. If the Company makes any payment of principal with respect to any Eurodollar Rate Loan on any other date than the last day of a Eurodollar Interest Period applicable thereto (whether pursuant to Section 5.1, Section 5.4, Section 8.2, or otherwise), or if the Company fails to borrow any Eurodollar Rate Loan after notice has been given to NBD in accordance with Section 3.1(a), or if the Company fails to make any payment of principal or interest in respect of a Eurodollar Rate Loan when due on any other date than the last day of a Eurodollar Interest Period, the Company shall reimburse NBD on demand for any resulting loss or expense incurred by NBD, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not NBD shall have funded or committed to fund such loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by NBD and submitted by NBD to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to NBD under this Section 5.12 shall be made as though NBD shall have actually funded or committed to fund the relevant Eurodollar Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such loan in the relevant market and having a maturity comparable to the related Eurodollar Interest Period and, in the case of any Eurodollar Rate Loan, through the transfer of such deposit to a domestic office of NBD in the United States; provided, however, that NBD may fund any Eurodollar Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculating amounts payable under this Section 5.12.

         (l) Exhibit B attached to this Amendment is substituted for Exhibit B attached to the Credit Agreement.

         (m) Exhibit I attached to this Amendment is added as Exhibit I to the Credit Agreement.

         2. References to Credit Agreement. From and after the effective date of this Amendment, references to the Credit Agreement in the Credit Agreement and all other documents issued under or with respect thereto (as each of the foregoing is amended hereby or pursuant hereto) shall be deemed to be references to the Credit Agreement as amended hereby.

         3. Representations and Warranties. The Company represents and warrants to the Bank that:

                  (a) (i) The execution, delivery and performance of this Amendment and all agreements and documents delivered pursuant hereto by the Company have been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or award presently in effect applying to it, or of its articles of incorporation or bylaws, or result in a breach of or constitute a default under any material agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by the Company of this Amendment and all agreements and documents delivered pursuant hereto; and
(iii) this Amendment and all agreements and documents delivered pursuant hereto by the Company are the legal, valid and binding obligations of the Company, enforceable against it in accordance with the terms thereof.

                  (b) After giving effect to the amendments contained herein, the representations and warranties contained in Article VI (other than Section 6.5) of the Credit Agreement are true and correct on and as of the effective date hereof with the same force and effect as if made on and as of such effective date.

                  (c) No Event of Default has occurred and is continuing or will exist under the Credit Agreement as of the effective date hereof.

         4. Conditions to Effectiveness. This Amendment shall not become effective until the Bank has received the following documents and the following conditions have been satisfied, each in form and substance satisfactory to the Bank:

                  (a) Copies, certified as of the effective date hereof, of such corporate documents of the Company and the Guarantor as the Bank may request, including articles of incorporation, bylaws (or certifying as to the continued accuracy of the articles of incorporation and by-laws previously delivered to the Bank), and incumbency certificates, and such documents evidencing necessary corporate action by the Company and the Guarantor with respect to this Amendment and all other agreements or documents delivered pursuant hereto as the Bank may request;

                  (b) A Consent under Intercreditor, Agency, and Sharing Agreement of even date herewith among the Company, the Bank, Principal Mutual Life Insurance Company ("PML"), and the Bank as Agent for the Bank and PML, in form and substance satisfactory to the Bank;

                  (c) A letter agreement regarding the Sixth Amendment to European Facility of even date herewith among Hurco Europe, Hurco GmbH, and the Bank, in form and sustance satisfactory to the Bank; and

                  (d)Such additional agreements and documents, fully executed by the Company, as are reasonably requested by the Bank.

         5. Miscellaneous. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Except as expressly amended hereby, the Credit Agreement and all other documents issued under or with respect thereto are hereby ratified and confirmed by the Bank and the Company and shall remain in full force and effect, and the Company hereby acknowledges that it has no defense, offset or counterclaim with respect thereto.

         6.Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

         7. Expenses. The Company agrees to pay and save the Bank harmless from liability for all costs and expenses of the Bank arising in respect of this Amendment, including the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel to the Bank, in connection with preparing and reviewing this Amendment and any related agreements and documents.

         8. Governing Law. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such state and without giving effect to the choice law principles of such state.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.


HURCO COMPANIES, INC.                                NBD BANK


By:_________________________              By:      ________________________

  Its: _____________________                Its:     __________________








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